UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2006

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On February 28, 2006, O’Reilly Automotive, Inc. issued a press release announcing their 2005 fourth quarter and year end earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated February 28, 2006

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2006	O’REILLY AUTOMOTIVE, INC.

By: /s/ James R. Batten
James R. Batten
Executive Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

For further information contact:	Greg Henslee
James R. Batten
(417) 862-3333

O’REILLY AUTOMOTIVE, INC., REPORTS FOURTH QUARTER AND ANNUAL EARNINGS

13TH CONSECUTIVE YEAR OF RECORD REVENUES AND EARNINGS

7.5% INCREASE IN COMPARABLE STORE PRODUCT SALES

_____________________________________________________________________________________________

Springfield, MO, February 28, 2006 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the fourth quarter and year ended December 31, 2005, representing 13 consecutive years of record revenues and earnings and positive comparable store product sales increases for O’Reilly since becoming a public company in April 1993.

Income before the cumulative effect of accounting change for the year ended December 31, 2005, totaled $164.3 million, up 39.6% from $117.7 million for the same period a year ago. Diluted earnings per common share, before the cumulative effect of accounting change, for the year ended December 31, 2005, increased 38.1% to $1.45 on 113.4 million shares versus $1.05 a year ago on 111.4 million shares. This improvement includes a benefit of $0.05 per share from the favorable resolution of prior tax uncertainties in the third quarter of 2005 and an adverse impact of $0.01 per share for the fourth quarter 2005 charge for the acceleration of stock options. Diluted earnings per common share in 2004 included an adverse impact of $0.04 per share for lease accounting corrections related to prior years. On an adjusted basis excluding the third quarter 2005 tax resolution benefit, the fourth quarter 2005 stock option acceleration charge and the fourth quarter 2004 lease accounting correction, diluted earnings per common share, before the cumulative effect of accounting change, increased 29.4% from $1.09 for the year ended December 31, 2004 to $1.41 for the year ended December 31, 2005.

Product sales for the year ended December 31, 2005, totaled $2.05 billion, up 18.8% from $1.72 billion for the year ended December 31, 2004. Gross profit for the year ended December 31, 2005, increased to $892.5 million (or 43.6% of product sales) from $743.2 million (or 43.2% of product sales) for the year ended December 31, 2004, representing an increase of 20.1%. Operating, selling, general and administrative (“OSG&A”) expenses for the year ended December 31, 2005, increased to $640.0 million (or 31.3% of product sales) from $552.7 million (or 32.1% of product sales) for the year ended December 31, 2004, representing an increase of 15.8%. The reduction in the effective tax rate from 37.3% for the year ended December 31, 2004 to 34.6% for the year ended December 31, 2005, reflects a one-time benefit of $6.1 million from the favorable resolution of prior tax uncertainties in the third quarter of 2005.

Net income for the fourth quarter ended December 31, 2005, totaled $39.5 million, up 79.5% from $22.0 million for the same period in 2004. Diluted earnings per common share for the fourth quarter of 2005 increased 75.0% to $0.35 on 114.0 million shares compared to $0.20 for the fourth quarter of 2004 on 111.9 million shares. This improvement includes the adverse impact of $0.01 per share for the fourth quarter 2005 charge for the acceleration of stock options. Diluted earnings per common share for the three months ended December 31, 2004 included an adverse impact of $0.05 per share for lease accounting corrections related to prior periods. On an adjusted basis excluding the fourth quarter 2005 stock option acceleration charge and the fourth quarter 2004 lease accounting correction, diluted earnings per common share increased 44.0% from $0.25 for the quarter ended December 31, 2004 to $0.36 for the quarter ended December 31, 2005.

Product sales for the fourth quarter ended December 31, 2005, totaled $515.0 million, up 20.4% from $427.6 million for the same period a year ago. Gross profit for the fourth quarter ended December 31, 2005, increased to $231.4 million (or 44.9% of product sales) from $186.0 million (or 43.5% of product sales) for the same period a year ago, representing an increase of 24.5%. OSG&A expenses for the fourth quarter of 2005 increased to $168.2 million (or 32.7% of product sales) from $149.9 million (or 35.1% of product sales) for the same period a year ago, representing an increase of 12.2%.

Comparable store product sales for stores open at least one year increased 7.4% and 7.5% for the fourth quarter and year ending December 31, 2005, respectively, representing 51 quarters of comparable store product sales increases since O’Reilly became a public company in April 1993.

“We are pleased with the strong results this quarter and for the full year 2005,” stated Greg Henslee, CEO and Co-President. “We are proud of the continued hard work and dedication of Team O’Reilly that enabled us to achieve comparable store sales growth of 7.5% while also improving our operating margin to 12.3%. This performance is the direct result of our team’s commitment to providing the best possible service and selection for the professional installer and the do-it-yourself customer.”

Ted Wise, COO and Co-President, stated, "In the fourth quarter of 2005, we opened 38 new stores and continued our successful integration of Midwest Auto Parts. We expect to add 170 to 175 new stores in 2006 as well as a new distribution center in Indianapolis, Indiana that will support our expansion in this region.”

The Company will host a conference call Wednesday, March 1, 2006, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). The Company does not, and does not suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. Whenever the Company uses such non-GAAP measures, it provides a reconciliation of such measures to the most closely applicable GAAP measure. The Company reports both GAAP and adjusted income and earnings per share amounts and comparisons to reflect what it believes are ongoing and/or comparable operating results excluding the Q4 2004 lease accounting correction, the Q3 2005 tax benefit and the Q4 2005 charge to accelerate vesting of outstanding stock options. The Company excludes these items in judging its performance and believes this non-GAAP information is useful to investors as well.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,470 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of December 31, 2005.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2004, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2005	December 31, 2004
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$31,384	$69,028
Accounts receivable, net	73,849	60,928
Amounts receivable from vendors, net	57,224	52,976
Inventory	726,390	625,320
Other current assets	21,808	5,225
Total current assets	910,655	813,477

Property and equipment, at cost	992,899	791,794
Accumulated depreciation and amortization	274,533	224,301
Net property and equipment	718,366	567,493

Notes receivable, less current portion	24,051	21,690
Other assets, net	60,827	29,697
Total assets	$1,713,899	$1,432,357

Liabilities and shareholders' equity
Current liabilities:
Income taxes payable	$--	$9,736
Accounts payable	292,667	240,548
Self insurance reserve	34,797	25,174
Accrued payroll	19,356	15,130
Accrued benefits and withholdings	14,997	10,620
Deferred income taxes	2,451	7,198
Other current liabilities	46,100	24,817
Current portion of long-term debt	75,313	592
Total current liabilities	485,681	333,815

Long-term debt, less current portion	25,461	100,322
Deferred income taxes	42,516	38,440
Other liabilities	14,472	11,963

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 112,389,002 at December 31, 2005, and
55,377,130 at December 31, 2004	1,124	554
Additional paid-in capital	360,325	326,650
Retained earnings	784,320	620,613
Total shareholders’ equity	1,145,769	947,817
Total liabilities and shareholders’ equity	$1,713,899	$1,432,357

Note: The balance sheet at December 31, 2004, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Note)

Product sales	$514,964	$427,618	$2,045,318	$1,721,241
Cost of goods sold, including warehouse and distribution expenses	283,516	241,650	1,152,815	978,076

Gross Profit	231,448	185,968	892,503	743,165
Operating, selling, general and administrative expenses	168,217	149,909	639,979	552,707

Operating income	63,231	36,059	252,524	190,458
Other expense, net	(421)	(1,046)	(1,455)	(2,721)

Income before income taxes and cumulative effect of accounting change	62,810	35,013	251,069	187,737
Provision for income taxes	23,303	13,006	86,803	70,063

Income before cumulative effect of accounting change	39,507	22,007	164,266	117,674
Cumulative effect of accounting change, net of tax	--	--	--	21,892

Net income	$39,507	$22,007	$164,266	$139,566

Net income per common share:(1)
Income before cumulative effect of accounting change	$0.35	$0.20	$1.47	$1.07
Cumulative effect of accounting change, net of tax	--	--	--	0.20
Net income	$0.35	$0.20	$1.47	$1.27

Net income per common share – assuming dilution:(1)
Income before cumulative effect of accounting change	$0.35	$0.20	$1.45	$1.05
Cumulative effect of accounting change, net of tax	--	--	--	0.20
Net income	$0.35	$0.20	$1.45	$1.25

Weighted-average common shares outstanding (1)	112,176	110,535	111,613	110,020
Adjusted weighted-average common shares outstanding – assuming dilution (1)	114,041	111,925	113,385	111,423

(1) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.

Note: The income statement for the year ended December 31, 2004, has been derived from the audited consolidated financial statements but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	December 31,
	2005	2004

Inventory turnover (1)	1.7	1.7
Inventory turnover, net of payables (2)	2.8	2.6

AP to inventory (3)	40.3%	38.5%
Debt-to-capital (4)	8.1%	9.6%
Return on equity (5)	15.2%	14.1%
Return on assets (6)	10.1%	9.4%

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005		2004
Other Information (in thousands):
Capital Expenditures	$55,558	$47,266		$205,159		$173,486
Depreciation and Amortization (7)	$14,988	$19,249		$57,228		$54,325
Interest Expense	$1,462	$863		$5,062		$4,700
Lease and Rental Expense (8)	$11,968	$14,026		$44,243		$40,170
			$		$
Sales per weighted-average square foot (9)	$51.77	$51.31		$220.24		$217.13

Sales per weighted-average store (in thousands) (10)	$345	$342		$1,478		$1,443
Square footage (in thousands)				9,801		8,318

Store count:
New stores, net (year ended)				221		140
Total stores				1,470		1,249

Total employment				19,614		17,410

(1)

Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)

Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)	Accounts payable divided by inventory.
(4)	The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.
(5)

Last 12 months net income, before cumulative effect of accounting change, lease accounting correction, tax benefit and charge for stock option acceleration, divided by average shareholders’ equity. Due to the one-time nature of the lease accounting correction, tax benefit and charge for stock option acceleration, these adjustments are made to provide comparable results. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)

Last 12 months net income, before cumulative effect of accounting change, lease accounting correction, tax benefit and charge for stock option acceleration, divided by average total assets. Due to the one-time nature of the lease accounting correction, tax benefit and charge for stock option acceleration, these adjustments are made to provide comparable results. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)	Depreciation and amortization for the three months and year ended December 31, 2004 includes the fourth quarter lease accounting correction of $6.0 million.
(8)	Lease and rental expense for the three months and year ended December 31, 2004 includes the fourth quarter lease accounting correction of $4.4 million.
(9)	Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.
(10)	Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP MEASURES

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Income before cumulative effect of accounting change and non-GAAP adjustments	$40,862	$27,947	$159,564	$121,990

Adjustments, net of tax:
Lease accounting correction	--	(5,940)	--	(4,316)
Charge for acceleration of stock options	(1,355)	--	(1,355)	--
Favorable resolution of tax uncertainties	--	--	6,057	--

Income before cumulative effect of accounting change	39,507	22,007	164,266	117,674
Cumulative effect of accounting change, net of tax	--	--	--	21,892

Net income	$39,507	$22,007	$164,266	$139,566

Net income per common share - assuming dilution (1)
Income before cumulative effect of accounting change and non-GAAP adjustments	$0.36	$0.25	$1.41	$1.09

Adjustments, net of tax:
Lease accounting correction	--	(0.05)	--	(0.04)
Charge for acceleration of stock options	(0.01)	--	(0.01)	--
Favorable resolution of tax uncertainties	--	--	0.05	--

Income before cumulative effect of accounting change	0.35	0.20	1.45	1.05
Cumulative effect of accounting change, net of tax	--	--	--	0.20

Net income	$0.35	$0.20	$1.45	$1.25

Adjusted weighted-average common shares outstanding – assuming dilution (1)	114,041	111,925	113,385	111,423

(1)	On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.